UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

April 19, 2010

Dear Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on Wednesday, May 19, 2010, at the Southpointe Golf Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

Dennis M. Oates

President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2010

The Annual Meeting of Stockholders will be held on Wednesday, May 19, 2010 beginning at 10:00 a.m., local time, at the Southpointe Golf Club, 360 Southpointe Boulevard, Canonsburg, Pennsylvania 15317.

Only holders of the Company’s common stock at the close of business on March 23, 2010 will be entitled to vote at the Annual Meeting. A list of persons who were stockholders as of that date and time will be available for examination by any stockholder at the Annual Meeting and for the ten days prior to the meeting during regular business hours, at the Company’s executive offices located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the Annual Meeting we will:

1.    Elect a Board of Directors;

2.    Approve an amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan;

3.    Ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2010; and

4.    Attend to other business properly presented at the meeting.

Your Board of Directors unanimously recommends that you vote in favor of the three proposals outlined in this Proxy Statement.

This booklet includes the Universal Stainless & Alloy Products, Inc. proxy statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2009 Annual Report on Form 10-K is also enclosed.

By Order of the Board of Directors,

Paul A. McGrath

Vice President of Administration, General Counsel and Secretary

April 19, 2010

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010.

The proxy statement, the 2010 President’s Letter and the Annual Report of Universal Stainless & Alloy Products, Inc. are available to review at: http://www.rrdezproxy.com/2010/UniversalStainless/.

April 19, 2010

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

600 MAYER STREET

BRIDGEVILLE, PENNSYLVANIA 15017

PROXY STATEMENT

For 2010 Annual Meeting of Stockholders

BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal Stainless” or the “Company”), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April 19, 2010. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s common stock, and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING PROCEDURES

Who May Vote

Universal Stainless common stockholders of record at the close of business on March 23, 2010 are entitled to vote at the Annual Meeting. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card but do not mark any voting selections, your shares represented by your proxy card will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of Universal Stainless common stock. In order to vote your shares, you must give voting instructions to the “nominee holder” of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the Annual Meeting. You may obtain directions to attend the Annual Meeting and vote in person by contacting Paul A. McGrath, Secretary, at (412) 257-7600.

We urge you to return the proxy card promptly.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

•	Sending a revised proxy dated later than the earlier proxy; or

•	Voting in person at the Annual Meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 6,774,604 shares of Universal Stainless common stock were issued and outstanding. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold votes from director nominees, you will be considered part of the quorum. Broker non-votes also count as shares present for purposes of determining whether a quorum is present.

Abstentions are counted in tabulations of the votes cast by stockholders on each proposal (other than with regard to the election of directors) and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal in its discretion in the absence of voting instructions. The ratification of the appointment of Schneider Downs & Co. as the Company’s independent registered public accountants is considered a routine matter with respect to which brokers will have the authority to vote in the absence of voting instructions. Brokers will not have the authority in the absence of voting instructions to vote in the election of directors or with respect to the approval of an amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved and are not expected to have any effect on the outcome of any proposal to be considered at the Annual Meeting.

The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors. With regard to the election of directors, votes may be cast in favor of nominees or withheld.

The approval of an amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan requires the affirmative vote of a majority of the shares of common stock present and entitled to vote thereon at the meeting.

The ratification of the appointment of our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and entitled to vote thereon at the meeting.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential. Overall voting results for the matters considered at the Annual Meeting will be disclosed publicly in accordance with applicable rules and regulations of the Securities and Exchange Commission.

PROPOSALS YOU MAY VOTE ON

1.    Election of Directors

There are five nominees for election this year. Detailed information on each nominee is provided under the heading “Nominees for Election as Directors.” All directors are elected annually and serve a one-year term until the next Annual Meeting, or until their successors are duly elected and qualified. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

Clarence M. McAninch was not eligible for nomination as a director under the Company’s mandatory retirement policy for directors. The Company wishes to thank Mr. McAninch for his vision as founder of the Company, his many years of service and the many contributions he has made to the Board of Directors.

The Board of Directors unanimously recommends a vote FOR each of the nominee directors.

2.    Approval of an amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan.

The Company instituted its Stock Incentive Plan (the “Plan”) in September 1994, and the Plan most recently was amended in 2007. An aggregate of 1,350,000 shares of common stock is currently authorized for issuance under the Plan. As of December 31, 2009, options (net of cancelled or expired options) covering an aggregate of 1,210,832 shares of the Company’s common stock have been granted under the Plan, of which options to purchase 649,532 shares have been exercised.

The Plan is designed to attract, retain and motivate employees and directors. Awards made pursuant to the Plan are an important component of the Company’s overall compensation program because the Board of Directors believes that compensation should be strongly linked to Company performance. Moreover, the Board of Directors believes that the Plan can be used to promote profitability by aligning the interests of directors and employees with those of stockholders.

Accordingly, on February 5, 2010, the Board of Directors adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan from 1,350,000 shares to 1,750,000 shares, an increase of 400,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant awards to directors, officers and employees at levels determined appropriate by the Board of Directors and the Compensation Committee.

Stockholders are requested in this Proposal No. 2 to approve the amendment to the Plan. The affirmative vote of the holders of a majority of the shares of common stock that are represented in person or by proxy and entitled to vote thereon at the at the meeting will be required to approve the amendment to the Plan. As a result, abstentions will have the same effect as negative votes. If the stockholders do not approve the amendment to the Plan, the Plan as amended will not become effective. Instead, the Plan and all outstanding awards in effect prior to the adoption of the amendment by the Board of Directors will continue, and new awards may be granted under the Plan up to the number of shares previously reserved for issuance under the Plan. The Company reserves the right to adopt such other compensation plans and programs from time to time as it deems appropriate and in the best interests of the Company and its stockholders.

The principal provisions of the Plan, as amended, are summarized below. The following summary of the material provisions of the Plan does not purport to be complete and is qualified in its entirety by the terms of the Plan, a complete copy of which, as amended, is attached hereto as Appendix A. On April 15, 2010, the market price per share of the Company’s common stock was $24.92 based on the closing price of the common stock on The Nasdaq Global Market on that date.

Stock Incentive Plan

Certain directors and employees of the Company and its subsidiaries may be granted options to purchase shares of common stock of the Company under the Plan. The Company currently has 453 employees, including four executive officers and other key employees, and five directors eligible to receive awards under the Plan. As of December 31, 2009, awards had been made to approximately 29 individuals. A maximum of 1,750,000 shares of common stock may be made the subject of options granted under the Plan. That number of shares may be adjusted in the event of certain changes in the capitalization of the Company.

The Plan provides that it may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee as the committee to administer the Plan. Subject to the terms of the Plan, the Compensation Committee determines the employees who will receive grants of options, the number of shares of common stock subject to each option, the grant date, the expiration date, and other terms and conditions for the options. Options granted to non-employee directors are governed by the formula discussed below. The Compensation Committee has the authority to construe and interpret the provisions of the Plan or the options granted thereunder. Options granted under the Plan may not be transferred to another person except by will or the laws of descent and distribution.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise).

Director Options

Directors who are not employees of the Company and do not, together with family members, own in excess of five percent of the Company’s outstanding common stock (“Eligible Directors”) will be granted options to purchase 10,000 shares of the Company’s common stock annually in quarterly increments of 2,500 shares. The grants will be made following each Annual Meeting of Stockholders on the following dates: May 31, August 31, November 30 and February 28. The per share exercise price will be equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Market for the trading day immediately preceding the date on which the option is granted. Options granted to Eligible Directors will vest in three annual installments beginning on the first anniversary of the grant date, at which time 33% of the options shall vest, and on the second anniversary date of the original grant, at which time an additional 33% of the options shall vest, and the balance of the options shall vest on the third anniversary date of the original grant. Options granted to Eligible Directors will expire 10 years from the option grant date. Of the current directors, Messrs. Ayers, Dunn, Kornblatt, McAninch and Toledano are Eligible Directors.

If a non-employee director ceases to serve as a director of the Company, the options that have been previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of the Company. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the mandatory retirement policy, the options that have been previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries. If an Eligible Director dies while a director of the Company or its subsidiaries, or subsequent to the Eligible Director retiring due to the mandatory retirement policy, the options that have been previously granted to that Eligible Director and that are vested as of the date of such death may be exercised by the administrator of the Eligible Director’s estate, or by the person to whom such options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option.

Employee Options

Each employee who is granted a stock option by the Compensation Committee will receive an option agreement specifying the terms and conditions, as determined by the Compensation Committee, that apply to the option. No employee may be granted options in any calendar year to purchase more than 100,000 shares of common stock. The option exercise price may not be less than the closing price of a share of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date on which the option is granted. Unless the Compensation Committee provides otherwise, options granted to employees will vest in four equal annual installments beginning on the first anniversary of the grant date. Options granted to employees will be designated by the Compensation Committee as either incentive stock options which qualify for special tax treatment or non-qualified stock options. Employee options will terminate as specified in the applicable option agreement, but not later than 10 years from the date the option is granted.

Options granted to employees pursuant to the Plan generally may not be exercised more than three months after the option holder ceases to be an employee of the Company, except that, in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or the holder’s estate, as the case may be), for a period of up to one year after the date of death or permanent and total disability. Options terminate immediately if the employee is terminated for cause.

Amendment or Termination

The Board of Directors of the Company has the power to terminate or amend the Plan at any time. If the Board of Directors does not take action to earlier terminate the Plan, it will terminate on January 26, 2012. Certain amendments may require the approval of the Company’s stockholders under applicable law or the rules of any stock exchange on which the Company’s stock is listed, and no amendment may adversely affect options that have previously been granted.

Federal Income Tax Consequences Relating to Options

In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option (“ISO”), and the Company and its subsidiary will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alterative minimum taxable income.) In order for the exercise of an ISO to qualify for this tax treatment, the optionee generally must be an employee of the Company or its subsidiaries (within the meaning of Section 422 of the Internal Revenue Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an optionee who is terminated due to disability). In addition, an option will not be treated as an ISO to the extent that the fair market value of stock with respect to which ISOs first become exercisable during any calendar year exceeds $100,000.

If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the optionee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee disposed of the shares prior to satisfying these holding period requirements (a “disqualifying disposition”), the optionee will recognize ordinary income at the time of the disqualifying disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the options. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares in a disqualifying disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. The Company and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognized ordinary income.

In general, an optionee who receives a non-qualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The optionee’s tax basis in shares acquired upon exercise of a non-qualified stock option will be the fair market value on the date income is recognized, and the optionee’s holding period will commence on that date. The Company and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

Stock Incentive Plan Benefits

The following table shows in the aggregate the options that will be granted to Eligible Directors in fiscal year 2010 under the Plan if the stockholders approve the amendments to the Plan. Because future awards to executive officers and employees of the Company are discretionary and cannot be determined at this time, the table does not reflect any such awards.

Name and Position	Dollar Value ($)		Number of Shares
Non-Executive Directors, as a group (5 persons)	Not Determinable	(1)	42,500

(1)	The exercise price of the options to acquire shares of common stock will be the closing price of a share of the Company’s common stock on The Nasdaq Global Market for the trading day immediately preceding the date on which the option is granted.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2009 with respect to Company’s equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Stock Incentive Plan	561,300	$20.37	139,168
Employee Stock Purchase Plan	—	—	36,933
Equity compensation plans not approved by security holders	—	—	—

Total	561,300	$20.37	176,101

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan.

3.    Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2010.

The Audit Committee has appointed Schneider Downs & Co., Inc. (“SD”) as our independent registered public accountants for 2010. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. SD has served as our independent registered public accountants since 2003.

Stockholder ratification of the selection of SD as Universal Stainless’ independent registered public accountants is not required by Universal Stainless’ By-laws or otherwise. However, the Board of Directors is submitting the appointment of SD to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain SD. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Universal Stainless and its stockholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2010.

NOMINEES FOR ELECTION AS DIRECTORS

Dennis M. Oates, 57, has been a Director of Universal Stainless since October 2007. Mr. Oates has been President and Chief Executive Officer of the Company since January 2008. Mr. Oates served as Senior Vice President of the Specialty Alloys Operations of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, from 2003 to July 2007. Prior to joining Carpenter in 2003, Mr. Oates served for five years as President and Chief Executive Officer of TW Metals, a distributor of metal products. Previously, he held the post of President and Chief Operating Officer for Connell Limited Partnership, a metals recycling and metal fabrication company. Mr. Oates began his career at Lukens Steel Company, a subsidiary of Lukens Inc., where he ultimately became President and Chief Operating Officer. Mr. Oates is past Chairman of the North American Specialty Metals Council and has served on the Metals Service Center Institute Board of Directors.

In February 2010, the Board of Directors announced that, in anticipation of the impending retirement from the Board of its current Chairman, Clarence M. McAninch, it intends to elect Mr. Oates to the additional position of Chairman. The roles of Chairman and Chief Executive Officer are not required to be combined under applicable law, and the Company does not have a fixed policy regarding the combination or separation of these roles. The Board of Directors currently believes that it is in the best interest of the Company and its stockholders to have Mr. Oates serve as Chairman as well as President and Chief Executive Officer. By serving in both roles, Mr. Oates will be able to provide unified leadership for the Company and a clear focus on the strategic plans to maximize stockholder value. The Board of Directors retains the discretion to make this determination from time to time as it deems to be in the best interest of the Company and its stockholders at any given time based on the circumstances then in existence.

The Board believes that Mr. Oates’ qualifications include among other things: extensive knowledge of the specialty steel industry and aerospace markets, significant leadership experience and a detailed understanding of the Company’s operations.

Christopher L. Ayers, 43, has been a Director of Universal Stainless since April 2009. Mr. Ayers has been the Chief Operating Officer of Alcoa Cast, Forged and Extruded Products Division of Alcoa Inc. since February 2010. From 1999 through December 2008, Mr. Ayers served in various management roles at Precision Castparts Corp., a manufacturer of metal components and products, including as Executive Vice President from May 2006 to July 2008, President – PCC Forgings Division from December 2006 to July 2008, President – Wyman Gordon Forgings from 2004 to December 2006 and Vice President/General Manager from 2003 to 2004. Mr. Ayers also previously served as Vice President of Operations at Quantum Laser Corporation, an operator of an aerospace repair facility, from 1998 to 1999.

The Board believes that Mr. Ayers’ qualifications include among other things: extensive knowledge of the specialty steel industry and a detailed understanding of the Company’s operations.

Douglas M. Dunn, 67, has been a Director of Universal Stainless since 1997. Mr. Dunn has been the managing partner of Dunn Associates, a partnership owning and managing real estate investments, since 1971. Since May 2006, Mr. Dunn has served on the board of directors of Power Efficiency Corporation, a company which is involved with the design, development, marketing and sales of solid state electrical devices that reduce energy consumption. Mr. Dunn was Dean of the Graduate School of Industrial Administration (now the Tepper School of Business), Carnegie Mellon University, from 1996 to 2002. From 1999 until February 2006, Mr. Dunn served on the board of advisors of Solutions Consulting LLC, an enterprise software and e-commerce solutions company and a wholly owned subsidiary of Perot Systems Corporation. From 2000 until November 2005, Mr. Dunn served on the board of directors of VocalTec Communications Ltd., a global provider of carrier-class multimedia and voice-over-IP solutions for communication service providers. Mr. Dunn has served on other boards of directors of companies and organizations in such fields as technology and consulting.

The Board believes that Mr. Dunn’s qualifications include among other things: his experience and education regarding senior leadership positions and his familiarity with the financial aspects of the Company’s business.

M. David Kornblatt, 50, has been a Director of Universal Stainless since April 2008. Since June 2007, Mr. Kornblatt has been Senior Vice President and Chief Financial Officer of Triumph Group, Inc., a New York Stock Exchange-listed manufacturer of aircraft components and accessories. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, which he joined in July 2006. From 2002 until its acquisition by Johnson Controls, Inc. in December 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President Finance for York Americas and then as Vice President and Chief Financial Officer.

The Board believes that Mr. Kornblatt’s qualifications include among other things: extensive knowledge of the aerospace markets and a detailed understanding of the financial and accounting aspects of the Company’s business.

Udi Toledano, 59, has been a Director of Universal Stainless since 1994. Mr. Toledano has managed UTA Capital LLC, a special situation investment fund, since January 2010 and has been the President of AAT Capital, Inc., a private investment company, since June 2008. From January 2000 until December 2009, Mr. Toledano was the President of Millennium 3 Capital, Inc., a private investment company, and he managed Millennium 3 Opportunity Fund, a venture capital fund. Since July 2007, Mr. Toledano has been a Director of Polar Investments, a public Israeli company. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software and healthcare.

The Board believes that Mr. Toledano’s qualifications include among other things: extensive knowledge of the financial areas of the Company’s business and a detailed understanding of the accounting aspects of the Company.

Unless the applicable stockholder specifies otherwise, each signed and returned

Proxy that is not revoked will be voted “FOR” the election to the Board of Directors of Universal Stainless of each of the five nominees named above.

THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held four meetings during 2009. During 2009, the Audit Committee held five meetings, the Compensation Committee held four meetings and the Nominating and Governance Committee held three meetings. Each director attended at least 75% of the meetings of the Board of Directors and each Committee of which he was a member. The Company expects that its directors will attend annual stockholders meetings, and all directors attended our annual meeting of stockholders last year.

The Board of Directors affirmatively has determined that Messrs. Ayers, Dunn and Toledano have no relationship with the Company other than as disclosed in this Proxy Statement and are independent under applicable Nasdaq rules. Mr. Kornblatt is Senior Vice President and Chief Financial Officer of Triumph Group, Inc., which made purchases from the Company of approximately $53,000 in 2008, no purchases in 2009 and may make an estimated $50,000 of purchases in 2010. The Board of Directors determined that Mr. Kornblatt’s relationship is immaterial because of the relatively small amount of purchases involved, as well as the fact that Mr. Kornblatt did not receive any direct benefits from Triumph’s ordinary course business transactions with the Company, all of which were negotiated at arm’s-length with Triumph and involved prevailing market prices. As a result, the Board of Directors concluded that this relationship would not impair Mr. Kornblatt’s independence and that he also is independent under applicable Nasdaq rules.

As part of regular meetings, the Board of Directors oversees the executive officers’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has delegated responsibility related to certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s internal audit function. The Compensation Committee is responsible for overseeing management of risks related to compensation of the Company’s executive officers and the Company’s equity-based and certain other compensation plans. The full Board of Directors regularly reviews reports from management on various aspects of the Company’s business, including related risks, tactics and strategies for addressing them.

Committees of the Board of Directors

The standing Committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that each member of each of these committees meets the independence standards under applicable Nasdaq rules. The Board of Directors has adopted a written charter for the Audit Committee and the Nominating and Governance Committee. A current copy of the charter for each of these committees is available on the Company’s website at www.univstainless.com. The Compensation Committee does not have a written charter.

The Audit Committee currently consists of Mr. Dunn as Chairman and Messrs. Ayers, Kornblatt and Toledano. The Audit Committee reviews the scope and timing of services of Universal Stainless’ independent registered public accountants. The Audit Committee reports on Universal Stainless’ financial statements following completion of the independent registered public accountants’ audit, and Universal Stainless’ policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent registered public accountants for the ensuing year, and the Chairman of the Audit Committee conducts reviews of the financial reports with management of the Company and the Company’s independent registered public accountants. The Board of Directors also has delegated to the Audit Committee responsibility for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable regulations of the Securities and Exchange Commission, as those regulations may be amended or modified from time to time. While the Audit Committee has no written policies for the review and approval of related party transactions, the Audit Committee will analyze any proposed related party transactions against reasonable business practices.

The Compensation Committee currently consists of Mr. Toledano as Chairman, and Messrs. Ayers, Dunn and Kornblatt. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, reviews general policy matters relating to compensation and benefits of employees of Universal Stainless, and administers Universal Stainless’ Stock Incentive Plan.

The Nominating and Governance Committee currently consists of Mr. Kornblatt as Chairman, and Messrs. Ayers, Dunn and Toledano. The Nominating and Governance Committee recommends candidates to be nominated by the Board of Directors for election by the stockholders to serve on the Board of Directors and creates and maintains the overall corporate governance policies for the Company.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, the Board of Directors generally considers candidates diverse in geographic origin, background and professional experience. Our goal is to include board members with the skills and characteristics that, taken together, will facilitate a strong and effective Board of Directors. The Nominating and Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our board of directors as a whole and its individual committees. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a stockholder.

To have a candidate considered by the Nominating and Governance Committee and the Board of Directors, a stockholder must submit the recommendation in writing to the Company’s Secretary at the address given on the first page of this Proxy Statement and must include the following information with the recommendation:

•	the name and address of the proposed candidate;

•	the proposed candidate’s resume or a list of his or her qualifications;

•	a description of any relationship that could affect such person’s qualification as an independent director;

•	a confirmation of such person’s willingness to serve as a director if selected by the Nominating Committee and nominated by the Board of Directors;

•	the name of the stockholder submitting the name of the proposed candidate; and

•	any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company’s proxy statement if such person were a nominee.

The stockholder recommendation and information described above must be received by the Company’s Secretary not less than 120 days in advance of the anniversary date of the release of the proxy statement for the most recent annual meeting of stockholders in order to allow for timely consideration.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as directors. Universal Stainless compensates its non-employee directors at the rate of $20,000 per year, plus $2,500 for each regular quarterly meeting of the Board of Directors attended. In addition, Universal Stainless reimburses directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and Committee meetings. In April 2009, the Board of Directors approved a fee of $750.00 to each non-employee director for the attendance at each meeting held in addition to the regularly scheduled meetings as referenced above. The additional fees payable to a director for attendance at the non-regular quarterly meetings will not exceed $10,000.00 in the aggregate for each annual period during the director’s term.

The members of the Board of Directors of Universal Stainless who also serve as members of the Audit Committee or Compensation Committee receive $1,000 for each regularly scheduled Audit Committee or Compensation Committee meeting attended. Two regularly scheduled Audit Committee meetings typically are held in the first quarter of the year, and one meeting typically is held in each of the remaining quarters of the year. Four regularly scheduled Compensation Committee meetings ordinarily are held during the year.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the Company’s Stock Incentive Plan. Eligible Directors are directors who are not employees of Universal Stainless and do not own in excess of 5% of the Company’s outstanding common stock. Eligible Directors are granted options to purchase 10,000 shares per year of common stock in four equal installments of 2,500 shares. The installments are granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price is equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Market for the trading day immediately preceding the date of the grant. Options granted to Eligible Directors vest in three installments beginning on the first anniversary of the grant date, at which time 33% of the options will vest. On the second anniversary of the grant date, an additional 33% of the options will vest, and the remainder of the options will vest on the third anniversary of the grant date. Options granted to Eligible Directors will expire on the tenth anniversary of the grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If an Eligible Director ceases to serve as a director of Universal Stainless, the options that were previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of Universal Stainless. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the Company’s mandatory retirement policy for directors, the options that were previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries. If an Eligible Director dies while a director of Universal Stainless, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director’s estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option.

2009 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Christopher L. Ayers	35,692	66,950	102,642
Douglas M. Dunn	38,000	80,600	118,600
M. David Kornblatt	39,000	80,600	119,600
Clarence M. McAninch	30,000	80,600	110,600
Udi Toledano	39,000	80,600	119,600

(1)	Mr. Ayers’ compensation includes $2,192 for the period during which he served as a director between his appointment to the Board of Directors on April 10, 2009 and May 19, 2009, when he was elected to a new term at the 2009 annual meeting of the Company’s stockholders on May 20, 2009.

(2)

Amounts in this column reflect the full grant date fair values of awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC 718-10 Compensation—Stock Compensation (formerly FAS 123R). The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2009, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009. As of December 31, 2009, each director had the following number of option awards outstanding: Mr. Ayers 7,500, Mr. Dunn, 77,500, Mr. Kornblatt, 17,500,

Mr. McAninch, 17,500 and Mr. Toledano, 86,300. The grant date fair value of each option award granted to each director in 2009 is set forth in the following chart:

2009 Non-employee Director Stock Option Awards

Name	Grant Date	Shares Underlying Option Awards (#)	Exercise Price ($)	Grant Date Value Per Share ($)	Total Grant Date Value ($)
Christopher L. Ayers(1)	05/31/2009	2,500	13.89	7.67	19,175
	08/31/2009	2,500	18.49	10.25	25,625
	11/30/2009	2,500	16.11	8.86	22,150

Douglas M. Dunn	02/28/2009	2,500	10.20	5.46	13,650
	05/31/2009	2,500	13.89	7.67	19,175
	08/31/2009	2,500	18.49	10.25	25,625
	11/30/2009	2,500	16.11	8.86	22,150

M. David Kornblatt	02/28/2009	2,500	10.20	5.46	13,650
	05/31/2009	2,500	13.89	7.67	19,175
	08/31/2009	2,500	18.49	10.25	25,625
	11/30/2009	2,500	16.11	8.86	22,150

Clarence M. McAninch	02/28/2009	2,500	10.20	5.46	13,650
	05/31/2009	2,500	13.89	7.67	19,175
	08/31/2009	2,500	18.49	10.25	25,625
	11/30/2009	2,500	16.11	8.86	22,150

Udi Toledano	02/28/2009	2,500	10.20	5.46	13,650
	05/31/2009	2,500	13.89	7.67	19,175
	08/31/2009	2,500	18.49	10.25	25,625
	11/30/2009	2,500	16.11	8.86	22,150

(1)	Mr. Ayers originally was appointed to serve as a director on April 10, 2009.

Mandatory Retirement Policy

The Board of Directors has adopted a mandatory retirement policy with respect to the Company’s directors. Under the policy, directors who attain the age of 75 prior to an annual meeting of the Company’s stockholders are not eligible to be nominated for re-election to the Company’s Board of Directors at that annual meeting.

Stockholder Communications with Directors

The Board of Directors has approved a process for stockholders to communicate with its members. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board of Directors as a whole, to a particular director, to the non-employee directors as a group or any other group of directors or committee of the Board, in care of Paul A. McGrath, Secretary, Universal Stainless & Alloy Products, Inc. at the address given on the first page of this Proxy Statement. Unless the communication is primarily commercial in nature or pertains to a topic that is irrelevant or improper for director consideration, the Secretary will forward the communication to the director or directors to whom it is addressed. Any communication involving solely a request for information about the Company, such as an inquiry about stock-related matters, may be handled directly by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of common stock of Universal Stainless, as of March 23, 2010, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless, and (iv) all directors and executive officers as a group. As of March 23, 2010 there were 6,774,604 shares of the Company’s common stock issued and outstanding.

	BENEFICIAL OWNERSHIP(1)
Name	Number of Shares	Percent of Total
Wellington Management Company, LLP(2)	918,777	13.6%
Keeley Asset Management Corp.(3)	735,000	10.8%
FMR LLC(4)	597,987	8.8%
RBC Global Asset Management (U.S.) Inc.(5)	442,045	6.5%
Dimensional Fund Advisors LP(6)	364,259	5.4%
Clarence M. McAninch(7)(8)	57,971	*
Christopher L. Ayers(7)(8)	825	*
Dennis M. Oates(7)(9)	29,550	*
Douglas M. Dunn(7)(8)	102,400	1.5%
M. David Kornblatt(7)(8)	4,950	*
Udi Toledano(7)(8)(10)	100,700	1.5%
Paul A. McGrath(7)(9)	28,950	*
Richard M. Ubinger(7)(9)(11)	28,907	*
All Executive Officers and Directors as a Group (eight persons)	354,253	5.1%

*	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Address is: 75 State Street, Boston, MA 02109. The information provided is based solely on a Schedule 13G filed by Wellington Management Company on February 12, 2010.

(3)	Address is: 401 South Lasalle Street, Chicago, IL 60605. The information provided is based solely on an Amended Schedule 13G filed by Keeley Asset Management Corp. on February 16, 2010.

(4)	Address is: 82 Devonshire Street, Boston, MA 02109. The information provided is based solely on a Schedule 13G filed by FMR LLC on February 16, 2010.

(5)	Address is: 100 South Fifth Street, Suite 2300, Minneapolis, MN 55402. The information provided is based solely on a Schedule 13G filed by RBC Global Asset Management (U.S.) Inc. on February 10, 2010.

(6)	Address is: Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746. The information provided is based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on February 10, 2010.

(7)	Address is: c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017.

(8)	Includes options to purchase 4,950, 825, 62,400, 4,950 and 71,200 shares of common stock for Messrs. McAninch, Ayers, Dunn, Kornblatt and Toledano, respectively, that have vested or will vest within 60 days of the date of this proxy pursuant to Universal Stainless’ Stock Incentive Plan described under the caption “The Board of Directors—Director Compensation”.

(9)	Includes options to purchase 29,150, 26,250 and 26,250 of common stock for Messrs. Oates, McGrath and Ubinger, respectively, that have vested or will vest within 60 days of the date of this proxy under options granted pursuant to Universal Stainless’ Stock Incentive Plan.

(10)	Includes shares of common stock of Universal Stainless owned by Mr. Toledano’s wife and a certain trust for the benefit of their children with respect to which Mr. Toledano disclaims any beneficial ownership.

(11)	Mr. Ubinger has resigned as Vice President, Finance, Chief Financial Officer and Treasurer of the Company effective April 30, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objective

The Company’s Compensation Committee is responsible for establishing and administering the Company’s policies governing the compensation of its executive officers, who are appointed by the Company’s Board of Directors. The Compensation Committee is composed entirely of non-employee directors. The primary objective of the Company’s executive compensation program is to attract, motivate and retain the executive talent needed to achieve the Company’s business strategies and long-range plans and to optimize stockholder value in a competitive environment.

The Compensation Committee employs the following principles to provide an overall framework for the compensation of the Company’s executive officers:

•	reward outstanding performance;

•	motivate executive officers to perform to the fullest of their abilities;

•	tie a significant portion of executives’ total compensation to the Company’s annual and long-term financial performance and the creation of stockholder value;

•	encourage executives to manage from the perspective of stockholders as a result of their equity stakes in the Company;

•	offer compensation opportunities that attract and motivate the best talent; and

•	retain those with leadership abilities and skills necessary for building long-term stockholder value.

Compensation Categories

The Compensation Committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The Compensation Committee allocates total compensation between that being paid currently and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The Compensation Committee believes that each of these compensation categories provides incentives and rewards to address different elements of the compensation program’s objective, and when considered together serve to achieve the company’s overall compensation objectives.

The Compensation Committee examines each of the compensation principles to determine the basis for allocating compensation to each different form of award. For example, the Compensation Committee examines the relationship of the award to the achievement of the Company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of the cost to the company versus expected benefit to the executive. As part of this analysis, the Compensation Committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives.

The Compensation Committee recognizes that currently paid cash compensation provides its executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive compensation. The Compensation Committee believes that providing executives with competitive currently paid cash consideration is a central element of attracting, retaining and motivating high quality executives.

The Compensation Committee believes that currently paid non-cash compensation provides its executives with similar benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain named executive officers include a Company provided vehicle or car allowance, Company sponsored health insurance and other non-cash benefits.

The Compensation Committee believes that long-term compensation is best provided by stock ownership by management, which ties a significant portion of management’s compensation to the Company’s long-term performance and success. Equity compensation items such as stock options and the Company’s employee stock purchase program align the executive’s compensation potential with the performance of the Company and the creation of value for our stockholders.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2009 base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual, the terms of the individual’s employment agreement and the recommendations from the Chief Executive Officer. The Compensation Committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Compensation Committee considered competitive market practices with respect to these salaries based on the Compensation Committee members’ knowledge of the market and publicly-available data on certain competitor companies provided by management, although it did not set base salaries according to specific benchmarking standards. The competitor companies included in the data provided by management are Allegheny Technologies Incorporated, Carpenter Technology Corporation and AK Steel Corporation, which are the companies with whom we compete most directly for executive talent.

The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities, and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Compensation Committee also reviews base salaries with market levels for the same positions in the companies of similar size to the Company represented in the compensation data it reviews. The terms of the employment agreements with the executive officers are also considered in the annual salary review process. In addition, the Compensation Committee also evaluates the performance of the Company and general market conditions. In 2009, except for contractual base salary obligations, no base salary increase adjustments were approved.

Annual Incentive Compensation

In 2009, the Company’s variable compensation program included eligibility for an annual performance-based discretionary cash compensation for senior management, including each of the executive officers. The amount of the cash compensation depended on the level of achievement of corporate, department and individual performance expectations, with a target incentive compensation for executive officers generally set as a percentage of base salary. For 2009, the Compensation Committee evaluated the economic conditions affecting the Company and determined that the Company would not issue any variable compensation to the Chief Executive Officer or the other named executive officers in 2009 except as contractually required. The past awards of variable compensation to the Chief Executive Officer and the other named executive officers are reflected in the Summary Compensation Table below. The Compensation Committee considered: safety, quality, customer satisfaction, efficiencies, cash flow and business development when considering each executive officer and the level of influence that each one had related to areas of consideration when determining the executive officer’s discretionary cash incentive compensation.

In 2010, the Compensation Committee has adopted a variable compensation plan that will align the compensation with the performance expectations of the Board of Directors to motivate and reward executive officers and senior management for the achievement of Company performance metrics. The performance metrics are tied to the annual budget. The budget plan for a given fiscal year is developed at the business unit and corporate levels and is then reviewed and approved by our Board of Directors. Each of the executive officers and senior management are eligible for variable compensation expressed as a percentage of their individual base salary. Performance criteria under the Company’s variable compensation plan are adjusted to eliminate the effects of accounting changes, unplanned acquisitions and other unforeseen changes that have an effect on the performance measurements. The Company’s variable compensation plan also allows the Chief Executive Officer to recommend, and the Compensation Committee to award, additional discretionary bonuses to employees, including executive officers, based on outstanding individual performance.

In order to align the incentive with the interests of the shareholders, the variable compensation plan will have metrics for Earnings per Share (EPS), and Return on Net Assets (RONA). The Compensation Committee considers EPS to be a fair measure of management’s performance and RONA to be a fair measurement of longer-term management of the Company’s assets. Recognizing that customer retention and growth is important to the long-term performance of the Company, another targeted goal is established for On Time Performance (OTP) based on the importance that OTP has in retaining and acquiring new customers. Each executive is also evaluated on their personal objectives for the year, and a portion of their variable compensation is based on meeting those objectives.

For the Chief Executive Officer, the annual variable compensation metrics include a threshold metric which is equal to 50% of his annual base salary and a target metric which is equal to 100% his annual base salary, with a maximum aggregate amount of annual variable compensation equal to 150% his annual base salary. The other executive officers have annual variable compensation threshold metrics of 33% of their annual base salary and target metrics of 67% of their annual base salaries, with a maximum aggregate amount of annual variable compensation equal to 100% of their annual base salaries. Senior management employees have variable compensation thresholds, targets and maximums that are set by the Chief Executive Officer, with the approval of the Compensation Committee.

Stock Incentive Plan

The purpose of the Company’s Stock Incentive Plan is to provide long term additional incentive for the Company’s directors and key employees to further the growth, development and financial success of the Company and its subsidiaries by allowing them to personally benefit through the ownership of the Company’s common stock. The Board of Directors also believes that the Stock Incentive Plan enables the Company to obtain and retain the services of the directors and key employees who are considered essential to the Company’s long-range success by offering them an opportunity to own shares of the Company’s common stock. The Stock Incentive Plan aligns employee’s interests with those of the stockholders because options only have realizable value if the price of the Company’s stock increases after the options are granted, and the Board of Directors believes that options are the best mechanism for optimizing executive officers’ long-term performance incentives given the cyclical nature of the Company’s industry.

The number of options granted to an executive officer under the Stock Incentive Plan is intended to reward prior year individual performance and increase the potential of retaining the individual. Generally, the Compensation Committee does not consider an executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels and relative to the Company’s other executive officers. Moreover, the Compensation Committee believes that the Company’s long-term incentive compensation program furthers the Company’s emphasis on a positive correlation between compensation and performance.

The Compensation Committee is the plan administrator for the Stock Incentive Plan. In prior years, the Compensation Committee granted annual awards to executive officers, with the exercise price of the grant being the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant. This practice was consistent, and no grants were coordinated with the public release of non-public material information. The equity awards made in 2007, 2008 and 2009 are reflected in the Summary Compensation Table below. Generally, grants of stock options are earned on the basis of level of responsibility, continued service to the Company and performance. The stock options generally vest over four years, with one-fourth vesting on each of the first four anniversary dates of the grant, contingent upon the executive officer’s continued employment with the Company, with vesting subject to acceleration in limited circumstances. Stock options granted under the Stock Incentive Plan have a maximum life of ten years and an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the date of grant.

For accounting purposes, the Company follows the requirements of Financial Accounting Standards Board ASC Topic 718 (formerly FAS 123R) to record compensation expense for its stock option grants. The Company develops the assumptions necessary and the model appropriate to value the awards, as well as the timing of the expense recognition over the requisite service period, generally the vesting period of the award in accordance with FASB ASC Topic 718.

The options received by executive officers have been non-qualified stock options. For non-qualified stock options, the executive officers recognize taxable income from stock option awards when a vested option is exercised. The Company generally receives a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages and the amount the Company may deduct for federal income tax purposes is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. The Company does not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Employee Benefit Plans

The Company provides group life and health insurance plans for its hourly and salary employees. The Company also maintains a 401(k) retirement plan for its hourly and salary employees. Pursuant to the plan, participants may elect to make pre-tax and after-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, the Company is required to make periodic contributions to the plans based on service, except as described below.

The Company also participates in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined-benefit pension plan that is open to all hourly and salaried employees associated with the Bridgeville facility, which includes each of the named executive officers. The Company makes periodic contributions to the Trust based on hours worked at a fixed rate for each hourly employee and a fixed monthly contribution on behalf of each salaried employee. The Company also makes a monthly contribution to the 401(k) retirement plan on behalf of each salaried employee. The amount of the contribution will be dependent upon each salaried employee’s contribution to the 401(k) retirement plan. The hourly and salary employees may continue to make their own contributions to the 401(k) retirement plan.

Employee Stock Purchase Plan

Under the 1996 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), the Company is authorized to issue up to 150,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, employees can choose as of January 1 and July 1 of each year to have up to 10% of their total earnings withheld to purchase up to 100 shares of the Company’s common stock each six-month period. The purchase price of the stock is 85% of the lower of its beginning-of-the-period or end-of-the-period market prices. At December 31, 2009, the Company had issued 113,067 shares of common stock since the Purchase Plan’s inception.

Executive Severance Arrangements

The Company provides certain severance benefits to its executive officers. These benefits help the Company to attract and retain an appropriate caliber of talent for its senior officer positions. With respect to executive officers, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. The Company believes that its severance benefits are consistent with the level of benefits necessary to attract and retain the executive officers. The severance benefits are provided in connection with employment agreements entered into with the executive officer and are more fully described below under “Executive Severance Benefits and Potential Payments upon Change of Control.”

Other Benefits and Perquisites

The Company provides the opportunity for its executive officers to receive certain perquisites and general health and welfare benefits. The Company offers these benefits to provide an additional incentive for its executives, to remain competitive in the general marketplace for executive talent and to enable its executives to better focus on their performance.

The Company has or may provide the following personal benefits and perquisites to its executive officers:

•	eligibility to participate in the Company’s health, dental, vision, disability insurance and life insurance programs;

•	a Company-provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle;

•	select club memberships; and

•	in certain circumstances, the reimbursement of relocation expenses.

Stock Ownership Guidelines

The Company has not implemented stock ownership guidelines for the Company’s executive officers. The Company will continue to periodically review best practices and re-evaluate its position with respect to stock ownership guidelines.

Internal Revenue Code Section 162(m) Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to the Company’s named executive officers that is deductible with respect to the Company’s corporate taxes is limited to $1.0 million annually, except for specified performance-based compensation. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to the Company’s executive officers to the extent consistent with the best interests of the Company and its stockholders. However, in certain circumstances, the Committee may determine that it is in the best interests of the Company and its stockholders to provide compensation to the Company’s executive officers that is in excess of the deduction limits.

EXECUTIVE COMPENSATION

The table below summarizes the compensation for 2009, 2008 and 2007 earned by the individuals, including the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company on December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Discretionary Cash Bonus Awards Paid in Lieu of Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Dennis M. Oates,	2009	311,539	—	—	102,500	1,661	22,729	438,829
President & Chief Executive Officer(5)	2008	286,154	200,000	—	1,133,000	1,195	16,195	1,636,544

William W. Beible Jr.(6)	2009	203,462	135,000	—	150,168	1,384	7,585	497,599
Senior Vice President of Operations

Richard M. Ubinger,	2009	184,016	—	—	51,250	1,661	6,549	243,476
Vice President of Finance, Chief Financial Officer and Treasurer(7)	2008	173,385	90,000	—	49,750	1,325	5,311	319,771
	2007	167,308	171,000	15,000	192,800	1,490	5,330	552,928

Paul A. McGrath,	2009	189,208	—	—	51,250	1,661	6,880	248,999
Vice President of Administration, General Counsel and Secretary	2008	178,385	90,000	—	49,750	1,325	5,849	325,309
	2007	172,307	226,000	15,000	192,800	1,490	5,330	612,927

(1)	All amounts in the Bonus column represent discretionary awards under the variable compensation program except for (i) Mr. Oates was entitled to a minimum bonus of $200,000 for 2008 in accordance with the terms of his employment agreement, (ii) Mr. Beible was entitled to a minimum bonus of $135,000 for 2009 in accordance with the terms of his employment agreement and (iii) Mr. McGrath was awarded a special bonus of $50,000 in 2007 for his efforts in defending the Company in a significant lawsuit.

(2)	Amounts in this column reflect the full grant date fair values of awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC 718-10 Compensation—Stock Compensation (formerly FAS 123R). The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2009, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009.

(3)	The amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Steelworkers’ Pension Trust, a multi-employer pension plan sponsored by the United Steelworkers, based on the annual contribution to the Trust that the Company was required to pay to fund the executive’s benefit accrued under the Trust for each year.

(4)	Reflects amounts payable to or on behalf of the respective executive for the following: term life insurance premiums, Company contributions to the 401(k) Plan and membership fees for the Southpointe Country Club. In addition, the 2009 amount reflected for Mr. Oates includes $15,787 for automobile lease payments.

(5)	Mr. Oates was appointed President and Chief Executive Officer effective January 2, 2008.

(6)	Mr. Beible was appointed Senior Vice President of Operations effective February 11, 2009.

(7)	Mr. Ubinger has resigned as Vice President, Finance, Chief Financial Officer and Treasurer of the Company effective April 30, 2010.

2009 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
(a)	(b)	(j)	(k)	(l)
Dennis M. Oates	8/31/09	10,000	18.49	102,500
William W. Beible Jr.	2/11/09	15,000	11.99	98,918
	8/31/09	5,000	18.49	51,250
Richard M. Ubinger	8/31/09	5,000	18.49	51,250
Paul A. McGrath	8/31/09	5,000	18.49	51,250

(1)	The assumptions made in calculating the grant date fair value with respect to the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2009, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dennis M. Oates	16,650	55,850	(1)	—	2,500 @ 31.95	11/30/2017
					50,000 @ 34.80	01/02/2018
					10,000 @ 16.98	10/21/2018
					10,000 @ 18.49	8/31/2019

William W. Beible Jr.	—	20,000	(2)	—	15,000 @ 11.99	2/11/2019
					5,000 @ 18.49	8/31/2019

Richard M. Ubinger	26,250	13,750	(3)	—	10,000 @ 7.10	11/28/2011
					5,000 @ 5.12	01/27/2013
					5,000 @ 11.00	01/05/2014
					10,000 @ 32.07	08/31/2017
					5,000 @ 16.98	10/21/2018
					5,000 @ 18.49	8/31/2019

Paul A. McGrath	26,250	13,750	(3)	—	10,000 @ 7.10	11/28/2011
					5,000 @ 5.12	01/27/2013
					5,000 @ 11.00	01/05/2014
					10,000 @ 32.07	08/31/2017
					5,000 @ 16.98	10/21/2018
					5,000 @ 18.49	8/31/2019

(1)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 850 option shares will vest on November 30, 2010; 12,500 option shares will vest on each of January 2, 2010, January 2, 2011 and January 2, 2012; 2500 option shares will vest on each of October 21, 2010, October 21, 2011 and October 21, 2012; 2500 option shares will vest on each of August 31, 2010, August 31, 2011, August 31, 2012 and August 31, 2013.

(2)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on each of February 11, 2010, February 11, 2011, February 11, 2012 and February 11, 2013; 1,250 option shares will vest on each of August 31, 2010, August 31, 2011, August 31, 2012 and August 31, 2013.

(3)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 2,500 option shares will vest on each of August 31, 2010, and August 31, 2011; 1,250 option shares will vest on each of October 21, 2010 October 21, 2011 and October 21, 2012; 1,250 option shares will vest on each of August 31, 2010, August 31, 2011, August 31, 2012 and August 31, 2013.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis M. Oates	Steelworkers Pension Trust	2	$2,856	—
William W. Beible Jr.	Steelworkers Pension Trust	1	$1,384	—
Paul A. McGrath	Steelworkers Pension Trust	7	$17,246	—
Richard M. Ubinger	Steelworkers Pension Trust	7	$17,246	—

In January 2003, the Company began participating in the Trust, a qualified multi-employer defined benefit pension plan sponsored by the United Steelworkers. Prior to that time, the Company had not provided any form of qualified or nonqualified defined benefit retirement benefits to employees, including the executive officers. For each year of participation in the Trust, the participant is entitled to receive an annual life annuity upon retirement at or following age 65 based on the Company contribution and the benefit rate determined by the Trust administrator. The Company is obligated to make a monthly contribution to the Trust on behalf of each participant. The standard form of distribution under the Trust consists of a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants. The Company ceased participation in the Trust as of August 2008 and rejoined in October 2008.

Employment Agreements with Executive Officers and Employee Directors

In December 2007, Dennis M. Oates entered into an employment agreement with the Company related to his service as President and Chief Executive Officer of the Company. The employment agreement had an initial term which commenced on January 2, 2008 and continued until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Oates received an initial annual base salary of $300,000 per year, with the annual base salary being subject to increase. Mr. Oates also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Oates is eligible for variable compensation targeted at 100% of his base salary, with a minimum amount of variable compensation for the 2008 calendar year of $200,000. If Mr. Oates’ employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Oates’ employment is terminated by the Company without cause or if Mr. Oates resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full annual base salary.

In February 2009, William W. Beible Jr. entered into an employment agreement with the Company related to his service as Senior Vice President of Operations, of the Company. The employment agreement had an initial term which commenced on February 11, 2009 and continued until February 10, 2010, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Beible received an initial annual base salary of $230,000 per year, with the annual base salary being subject to increase. Mr. Beible also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Beible is eligible for variable compensation up to 100% of his base salary, with a minimum amount of variable compensation for the 2009 calendar year of $135,000. If Mr. Beible’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. Beible’s employment is terminated by the Company without cause or if Mr. Beible resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full annual base salary.

In February 2008, Paul A. McGrath entered into an employment agreement with the Company related to his service as Vice President of Administration, General Counsel and Corporate Secretary of the Company. The employment agreement has an initial term which commenced as of February 21, 2008 and continues until December 31, 2010, subject to automatic one-month extensions starting on November 1, 2008, and on the first day of each month thereafter the term of the Agreement is extended for one additional month, thereby maintaining a fifteen month term, unless either party elects not to extend the term. Mr. McGrath received an initial annual base salary of $176,000 per year, with the annual base salary being subject to increase. Mr. McGrath also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. McGrath is eligible for variable compensation targeted at 100% of his base salary. If Mr. McGrath’s employment is terminated due to his disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months. If Mr. McGrath’s employment is terminated by the Company without cause or if Mr. McGrath resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to his full base pay rate for the remainder of the term of the agreement.

In February 2008, Richard M. Ubinger entered into an employment agreement with the Company related to his service as Vice President of Finance, Chief Financial Officer and Treasurer of the Company. The employment agreement has an initial term which commenced as of February 22, 2008 and continues until December 31, 2010, subject to automatic one-month extensions starting on November 1, 2008, and on the first day of each month thereafter the term of the Agreement is extended for one additional month, thereby maintaining a fifteen month term, unless either party elects not to extend the term. Mr. Ubinger has resigned as Vice President, Finance, Chief Financial Officer and Treasurer of the Company effective April 30, 2010.

Executive Severance Benefits and Potential Payments Upon Change of Control

As described above, the Company has entered into agreements with our executive officers which will require it to provide compensation and benefits to the executive officers in the event of certain terminations of employment and/or a change in control of the Company. The compensation and benefits set forth in the tables below with respect to our named executive officers assume that any change in control or termination of employment was effective as of December 31, 2009. This information is based on the Company’s best estimate of the compensation that would be provided to the executive officers upon a change of control or a termination of employment. No additional compensation is provided to executive officers upon a termination of employment by the Company for cause.

Potential Payments upon Termination or Change in Control—Dennis M. Oates

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination	Normal Retirement	Involuntary Not for Cause or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	450,000	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—
Post-retirement Health Care	—	—	18,160	—
Life Insurance Proceeds	—	—	—	1,300,000
Disability Benefits	—	—	—	100,000
Accrued Vacation Pay	—	—	—	—

Total:	—	—	468,160	1,400,000

Potential Payments upon Termination or Change in Control—William W. Beible Jr.

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination	Normal Retirement	Involuntary Not for Cause or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	230,000	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—
Post-retirement Health Care	—	—	18,160	—
Life Insurance Proceeds	—	—	—	230,000
Disability Benefits	—	—	—	76,077
Accrued Vacation Pay	—	—	—	—

Total:	—	—	248,160	306,077

Potential Payments upon Termination or Change in Control—Paul A. McGrath

Executive Benefits and Payments Upon Termination	Voluntary or Involuntary for Cause Termination	Normal Retirement	Involuntary Not for Cause or Good Reason Termination (C/C)	Death or Disability
Compensation:
Base Salary	—	—	227,750	—
Benefits and Perquisites:
Incremental Non-qualified Pension	—	—	—	—
Post-retirement Health Care	—	—	13,979	—
Life Insurance Proceeds	—	—	—	182,200
Disability Benefits	—	—	—	91,100
Accrued Vacation Pay	—	—	—	—

Total:	—	—	241,729	273,300

In connection with Mr. Ubinger’s resignation from the Company and the termination of his employment agreement with the Company effective April 30, 2010, Mr. Ubinger will not be entitled to any severance compensation or benefits, other than any amounts accrued and vested under the Company’s broad-based employee benefit plans.

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and equity compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which for Messrs. Oates, McGrath and Ubinger has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and for Mr. Beible’s contract was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, all of which are incorporated into this Proxy Statement by reference. Copies also may be obtained by making written request to the Company’s Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers the Company’s executive compensation programs and policies. During 2009, Messrs. Ayers, Dunn, Kornblatt and Toledano, each a non-employee director at the time, served on the Compensation Committee. None of the members of the Compensation Committee (i) served as an officer or employee of the Company during 2009, (ii) ever served as an officer of the Company prior to 2009 or (iii) were engaged in 2009 in any transactions required to be disclosed in this Proxy Statement.

Compensation Committee Report

The Compensation Committee administers the Company’s executive compensation programs and policies. The Compensation Committee consists of Messrs. Ayers, Dunn, Kornblatt and Toledano, with Mr. Toledano serving as the chairman of the committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement.

COMPENSATION COMMITTEE

Udi Toledano, Chairman

Christopher L. Ayers

Douglas M. Dunn

M. David Kornblatt

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“the Committee”) is composed of four members, each of whom have been determined by the Board of Directors to be independent, as defined under applicable Nasdaq listing standards as currently in effect. The Board of Directors has further determined that Mr. Douglas M. Dunn, a member of the Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee appoints the Company’s independent registered public accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

The Committee also has received the written disclosures and the letter from SD, required by applicable requirements of the Public Company Accounting Oversight Board regarding SD’s communications with the Committee concerning independence, and the Committee has discussed with that firm its independence from the Company.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Audit Committee

Douglas M. Dunn, Chairman

Christopher L. Ayers

M. David Kornblatt

Udi Toledano

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed SD as independent registered public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2009. Representatives of SD are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and other expenses for professional audit services rendered by SD for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees and other expenses for other services rendered by SD during those periods:

	2009	2008
Audit fees	$347,000	$347,000
Audit-related fees	20,000	23,500
Tax fees	46,800	31,400
All other fees	0	0

Total	$413,800	$401,900

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and internal control over financial reporting, the quarterly reviews of financial statements included in the Company’s Forms 10-Q and consent in connection with filing of Form S-8 pertaining to the stock option plan.

Audit-Related Fees

Audit-related services include fees for benefit plan audits and consultation on accounting standards or transactions.

Tax Fees

Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees

The Company did not engage its independent registered public accountants for any other services.

The Audit Committee considered whether the provision of all services described above was compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2009 and 2008 were compatible with maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and pre-approved all of the audit and non-audit services provided by SD in 2009 and 2008. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless’ equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, The NASDAQ Stock Market and Universal Stainless.

Based solely upon Universal Stainless’ review of the reports and representations provided to it by persons required to file reports under Section 16(a), Universal Stainless believes that all of the Section 16(a) filing requirements applicable to Universal Stainless’ reporting officers, directors and greater than 10% beneficial owners during 2009 were properly and timely satisfied except for one late Form 4 filing for William W. Beible, Jr., reporting one transaction. To date in 2010, Universal Stainless believes that all of the Section 16(a) filing requirements were properly and timely satisfied.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received no later than December 20, 2010 for inclusion in the proxy statement and proxy card for that meeting. If a stockholder presents a proposal at the 2010 Annual Meeting, other than through inclusion of such proposal in Universal Stainless’ proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

Paul A. McGrath

Vice President Administration, General Counsel and Secretary

Bridgeville, Pennsylvania

April 14, 2010

APPENDIX A

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

STOCK INCENTIVE PLAN

1.    Purpose

The purpose of this plan (the “Plan”) is to secure for Universal Stainless & Alloy Products, Inc. (the “Company”), and its stockholders, the benefits arising from the ownership of stock options by directors and employees (including, without limitation, officers) of the Company or Subsidiaries (as defined in Section 18 hereof) who are expected to contribute to the Company’s future growth and success. This Plan is a restatement, effective February 5, 2010, of the Stock Incentive Plan.

2.    Types of Plan Benefits and Administration

(a) Types of Awards. Under the Plan, the Company may in its sole discretion grant, with respect to the Company’s common stock, par value $.001 per share (“Common Stock”), options (“Options”) to employees (the “Employees”), as authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors), and the Company shall, subject to the terms and conditions hereof, grant to each director of the Company who is not an employee and does not own, individually or together with family members, in excess of 5 % of outstanding Common Stock (an “Eligible Director”), Options in accordance with the formula set forth in Section 7 hereof. As used in the Plan, an “Award” shall mean an Option and an “Award Owner” shall mean the owner of an Option. Options granted pursuant to the Plan to Employees may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory options (“Non-Statutory Stock Options”), which are not intended to or do not meet the requirements of Code Section 422. Options granted to Eligible Directors pursuant to the Plan shall be only Non-Statutory Stock Options.

(b) Administration. The Plan will be administered by the Board of Directors of the Company, except to the extent the Board of Directors appoints from among its members a committee to administer the Plan (in either case, the group administering the Plan is hereinafter referred to as the “Committee”). The Committee’s construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee may in its sole discretion grant Options to purchase shares of the Company’s Common Stock to Employees, and issue shares upon exercise of such Options, as provided in the Plan. The Committee shall grant Options to purchase shares of the Company’s Common Stock to the Eligible Directors, and issue shares upon exercise of such Options, as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, including, but not limited to Section 7 hereof, to construe the respective Award agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates; and to make all other determinations in the sole judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and such determination shall be in the sole and final judgment of the Committee. No director shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

3.    Eligibility

(a) Generally.

(i) Except as provided in paragraph (b) of this Section 3 and Section 7 hereof, Awards shall be granted only to persons selected by the Committee who are, at the time of grant, directors or employees (including, without limitation, officers) of the Company or any Subsidiary of the Company.

(ii) An Employee may be granted Incentive Stock Options and/or Non-Statutory Stock Options. An Employee who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Committee shall so determine.

(b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under the Plan unless, at the time such Option is granted, such person is an employee of the Company or any Subsidiary of the Company, and does not own, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary (unless the requirements of Section 6(f)(i) are satisfied).

4.    Stock Subject to Plan

Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of shares of Common Stock of the Company that may be issued and sold pursuant to Options granted under the Plan is 1,750,000 shares in the aggregate (one share per Option). No individual employee shall be granted Options to purchase more than 100,000 shares in any calendar year. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Common Stock or out of shares held in the Company’s treasury, or partly out of each, such number of shares of Common Stock as shall be determined by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Common Stock issuable upon exercise of Options may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

5.    Form of Option Agreements

As a condition to the grant of an Option under the Plan, each Employee recipient of an Option shall execute an Option Agreement, substantially in the form, not inconsistent with the Plan, as shall be specified by the Committee at the time such Option is granted. Each Eligible Director, as a condition to the grant of Options to him or her pursuant to Section 7(a) hereof, shall execute an Option Agreement, substantially in the form, not inconsistent with the Plan, as shall be specified by the Committee at the time such Option is granted.

6.    Grants of Awards to Employees

(a) Disinterested Committee. Any Employee who is a director or officer of the Company shall be granted Awards only if such person has been selected for participation and the terms and provisions of such Awards have been determined, solely by, and in the sole discretion of, a Committee of two or more directors, each of whom is a “disinterested person. For purposes of the Plan, a person shall be deemed to be “disinterested” only if such person qualifies as a “disinterested person” within the meaning of paragraph (c)(2) of Rule 16b-3 of the Securities and Exchange Commission (the “SEC”). The term “officer” shall have the same meaning as in paragraph (f) of Rule 16a-1. To the extent required to comply with the rules under Rule 16b-3, all references to the Committee in the Plan shall mean and relate to the Committee of two or more “disinterested persons” described in this Section 6(a).

(b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 6 shall be, the Fair Value on the date that such Option is granted. Notwithstanding anything to the contrary contained herein, in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value (as defined in Section 18 hereof) of such stock at the date of grant of such Option, or less than 110% of such Fair Value in the case of Options described in Section 6(f)(i).

(c) Exercise Period. Each Award to an Employee shall expire on such date as the Committee shall determine on the date such Award is granted, but in no event after the expiration of ten years from the date on which such Award is granted, and in all cases each Award shall be subject to earlier termination as provided in the Plan.

(d) Vesting of Awards. An Award granted to an Employee may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Awards shall vest based on the collective number of years of service with or for the Company or a Subsidiary, in accordance with the schedule or terms set forth in the Award agreement executed by the Award Owner and a duly authorized officer of the Company. Notwithstanding the foregoing, unless the Committee specifically authorizes a different vesting schedule with respect to an Award, an Award to an Employee shall become exercisable based on the number of full years of service that such Award Owner has completed with the Company or a Subsidiary since the date of the grant of such Award, in accordance with the following schedule:

Anniversary of Date of Grant	Percentage of Award Available for Exercise (Cumulative)
1	25%
2	50%
3	75%
4	100%

(e) Effect of Termination of Employment. No Award to an Employee may be exercised unless, at the time of such exercise the Employee is, and continuously since the date of grant of his or her Award has been, an employee of the Company or a Subsidiary, except that subject to Section 6(d) and if and to the extent the Award agreement or instrument so provides:

(i) if the Employee ceases to be an employee of the Company or a Subsidiary for any reason other than death or disability or a discharge for “cause” (as defined in (iv) below), the right to exercise the Award shall terminate three months after such cessation (or within such lesser period as may be specified in the Award agreement or instrument);

(ii) if the Employee dies while an employee of the Company or a Subsidiary, or within three months after the Employee ceases to be such an employee, the Awards may be exercised by the administrator of the Employee’s estate, or by the person to whom the Options are transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement or instrument);

(iii) if the Employee become disabled (within the meaning of Section 22(e)(3) of the Code) while an employee of the Company or a Subsidiary, the Awards may be exercised within the period of one year after the date the Employee ceases to be an employee of the Company or Subsidiary because of such disability (or within such lesser period as may be specified in the Award agreement or instrument); and

(iv) if the Employee, prior to the expiration date of an Award ceases his or her services as an employee of the Company or Subsidiary, because he or she is discharged for “cause” (as defined below), the right to exercise an Option shall terminate immediately upon such cessation of such services. “Cause” shall mean: willful misconduct in connection with the Employee’s performance of services for the Company or willful failure to perform his or her services in the best interest of the Company, determined by the Committee, which determination shall be conclusive;

provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is not exercised during the applicable time period specified above (or any shorter period specified in the Award agreement or instrument) shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

(f) Incentive Stock Options. Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

(i) 10% Stockholder. If an Employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Value (as defined in Section 18) of one share of Common Stock at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

(ii) Dollar Limitation. Common Stock of the Company that is acquired pursuant to the exercise of an Incentive Stock Option granted to an Employee under the Plan shall be deemed to be acquired pursuant to the exercise of an Incentive Stock Option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Common Stock with respect to which such Incentive Stock Option, and all other Incentive Stock Options that are granted to such Employee under the Plan (and under any other incentive stock option plans of the Company or any Subsidiary), are exercisable for the first time by such Employee in any one calendar year, does not exceed $100,000. To effectuate the provisions of Section 6(f), the Committee may designate the shares of Common Stock that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying such certificates as Incentive Stock Option stock in its stock transfer records.

(iii) If an Employee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Employee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Employee pursuant to such exercise, the Employee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Except as modified by the preceding provisions of this Section 6(f), all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

7.    Non-discretionary Formula Grants of Awards to Eligible Directors

(a) Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, and for so long as shares of Common Stock remain available for grant under the Plan, as of each May 31, August 31, November 30 and February 28, commencing May 31, 2002, each person who is an Eligible Director on such date and who will continue to serve as an Eligible Director after such date shall automatically be granted Options (“Director Options”) to purchase 2,500 shares of Common Stock.

(b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 7 shall be the Fair Value on the date that such Option is granted.

(c) Exercise Period. The term of each Option granted pursuant to this Section 7 shall be ten years from the date of the grant thereof, subject to earlier termination as herein provided. Any Option that is not exercised during the applicable time period specified in this Section 7 shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof. In no event may any Option granted pursuant to this Section 7 be exercised after the expiration date thereof.

(d) Vesting of Awards. Director Options shall be exercisable by an Eligible Director only to the extent that they have vested. Director Options shall vest based on years of service as follows:

Anniversary of Date of Grant	Percentage of Award Available for Exercise (Cumulative)
1	33%
2	66%
3	100%

(e) Effect of Termination of Service or Death. If an Eligible Director ceases to serve as a director of the Company or a Subsidiary, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such cessation may be exercised by the Eligible Director after the date such Eligible

Director ceases to be a director of the Company or Subsidiary. If an Eligible Director ceases to serve as a director of the Company or a Subsidiary, due to the mandatory retirement policy, the Options that have been previously granted to that Eligible Director will continue to vest as specified in the Grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or Subsidiary. If an Eligible Director dies while a director of the Company or a Subsidiary or subsequent to the Eligible Director retiring due to the mandatory retirement policy, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such death may be exercised by the administrator of the Eligible Director’s estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable time period specified above shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

(f) Limitation on Amendments to Terms of Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, the provisions of this Section 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any reference to Option or Options in this Section 7 shall refer to Options granted to Eligible Directors pursuant to this Section 7.

8.    Method of Exercise

An Award Owner may exercise an Option granted hereunder by delivering to the Company at its main office (to the attention of the Secretary) written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, together with payment of the purchase price in exchange for the Company’s issuance and delivery of certificates therefor. The purchase price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid in full in cash (including by check) by the Award Owner pursuant to the Option Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). Any shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Value determined as of the date of exercise of such Option. If requested by the Committee, the Award Owner shall deliver the related Award agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Award Owner. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

9.    Nontransferability of Awards

No Award granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the recipient, the Award shall be exercisable only by or on behalf of such person.

10.    General Restrictions

(a) Award Owner Representations. The Company may require a person to whom an Award is granted, as a condition of exercising such Award, to:

(i) give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, including, without limitation, that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same;

(ii) with respect to Employees only, grant to the Company the right, which may be upon such terms as the Committee, in its sole discretion, prescribes, to repurchase from the Award Owner any or all shares acquired by such Award Owner through the exercise of an Award which such Award owner may at any time desire to sell, transfer or otherwise dispose of; and

(iii) if the Award Owner is a director or officer, give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of Section 16(b) of the Securities Exchange Act of 1934 (the Exchange Act”) to such exercise.

Certificates representing shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

(b) Compliance With Securities Laws.

(i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

(ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

11.    Rights as a Stockholder

The Award Owner shall have no rights as a stockholder with respect to any shares covered by the Award until the date upon which the stock certificates are issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such stock certificate is issued.

12.    Recapitalization

In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind, and per share exercise price, of shares subject to unexercised Options or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option shall be made without change in the total price applicable to the unexercised portion of such Option as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

13.    Reorganization

In the event the Company is merged or consolidated with another entity or person other than an Affiliate, and the Company is not a surviving entity, or in the event all or substantially all of the assets or more than 20% of the outstanding stock of the Company entitled to vote for directors is acquired by any other entity or person other than an Affiliate, or in the event of a reorganization or liquidation of the Company the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Awards, either (i) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equivalent basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefit shall be conferred upon Award Owners as a result of such substitution), or (ii) upon written notice to the Award Owners, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or they will be terminated, or (iii) upon written notice to the Award Owners, provide that all unexercised Awards shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Committee.

14.    No Special Employment Rights

Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her employment by the Company (or any Subsidiary) or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Committee.

15.    No Special Directorship Rights

Nothing contained in the Plan or in any Award granted under the Plan shall constitute evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time.

16.    Other Employee Benefits

The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute “compensation” or “earnings” with respect to which any other benefits of such person are determined by the Company, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

17.    Definitions

(a) Affiliate. The term “Affiliate” shall mean a corporation or other entity or person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b) Fair Value. The term “Fair Value” of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, (ii) if the Common Stock is not traded on a national securities exchange, the mean of the high bid and ask quotes of such stock as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.’s pink sheets or in the NASD Bulletin Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were, and (iii) if neither (i) or (ii) are applicable, as determined in good faith by the Committee, provided, however, that if the recipient is a director or holds 10% or more of the Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (directly or beneficially), Fair Value shall be determined by an independent securities valuation firm selected by a committee of “disinterested” persons (as defined in Section 6(a) hereof) appointed by the Committee.

(c) Rule 16b-3. The term “Rule 16b-3” shall mean Rule 16b-3 of the SEC (or any successor rule).

(d) Subsidiary. The term “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the grant of the Award, each of the corporations other than the last Corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

18.    Amendment of the Plan

(a) Except as provided in Section 7 hereof, the Board may at any time and from time to time modify or amend the Plan in any respect, provided that, unless the Board shall have received the consent of the stockholders, the Board may not make any amendments that require approval of the stockholders under applicable law or regulations. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Committee may amend outstanding Award agreements in a manner not inconsistent with the Plan.

(b) Notwithstanding the provisions of Sections 19(a)(i) and (iii), the Board shall have the right, but not the obligation, without the consent of the Company’s stockholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and (ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.

19.    Withholding

At such times as an Award Owner recognizes taxable income in connection with the receipt of shares of Common Stock hereunder (a “Taxable Event”), the Award Owner shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold Common Stock having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

20.    Effective Date and Duration of the Plan

(a) Effective Date. The Plan shall become effective when adopted by the Board, but no award granted under the Plan (other than Director Options granted pursuant to Section 7 hereof) shall become exercisable unless and until the Plan shall have been approved by the Company’s stockholders within twelve months before or after the date of such adoption. If such stockholder approval is not obtained within such period, further Awards shall be granted under the Plan. Subject to this limitation, Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

21.    Governing Law

The Plan and all Award agreements issued hereunder shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.

22.    Expenses of Administration

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY	Please mark your votes like this	☒
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING:

1. Election of the following nominees as directors: NOMINEES		FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as indicated to the contrary for all nominees listed to the left)			FOR	AGAINST	ABSTAIN
				2.	Approval of an Amendment to the Company’s Stock Incentive Plan to reserve an additional 400,000 shares of common stock for issuance under the plan.	☐	☐	☐
(01) Christopher L. Ayers (02) Douglas M. Dunn (03) M. David Komblatt	(04) Dennis M. Oates (05) Udi Toledano	☐	☐	3.	Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				4.	OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

Label Area 4” x 1 1/2”

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2010.
Note: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 19, 2010

The undersigned hereby appoints Dennis M. Oates and Paul A. McGrath, and each of them, with full power of substitution, proxies to vote all shares of Common Stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Southpointe Golf Club, 360 Southpointe Blvd., Canonsburg, PA, 15317, on May 19, 2010 at 10:00 a.m., local time, at any and all adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

(Continued, and to be marked, dated and signed, on the other side)